NEWS RELEASE

Kosmos Energy appoints Lisa Davis to Board of Directors

DALLAS, Texas, November 7, 2019 – Kosmos Energy (NYSE/LSE: KOS) announced today that Ms. Lisa Davis has joined its Board of Directors, effective yesterday, November 6, 2019. Ms. Davis is a senior executive with more than 30 years of extensive experience in oil, gas, power generation, renewable energy, and manufacturing.

Ms. Davis currently serves as a Member of the Managing Board of Siemens AG and a member of the Board of Directors of Siemens Gamesa Renewable Energy SA.  Appointed to the Siemens Board in August 2014, she is responsible for the company’s Power and Gas Operating Company which includes Power Generation, Power Services, Oil and Gas, Transmission and New Fuels.  Prior to joining Siemens, Ms. Davis served as an Executive Vice President of Downstream Strategy, Portfolio and Alternate Energy for Royal Dutch Shell PLC.  From 2000 to 2012, she served in various capacities for Royal Dutch Shell including Refining Operations, Supply and Trading, and Lubricants and Bulk Fuels Sales and Marketing.

Ms. Davis began her career in the oil and gas industry at Chevron Corporation, at Exxon USA, and then at Texaco Refining and Marketing, Inc., in roles from upstream production to offshore project development to refining operations planning.  Ms. Davis holds a Bachelor of Science degree (honors) in Chemical Engineering from the University of California, Berkeley.

“We are delighted to have Lisa join the Kosmos board of directors,” said Andrew G. Inglis, Chairman and Chief Executive Officer. “She has an impressive record of achievement across the breadth of the energy industry. As Kosmos develops its vast natural gas resources offshore Mauritania and Senegal and looks to grow its natural gas portfolio, I am confident she will bring new ideas to our discussions.”

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused on the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia, Sao Tome and Principe, and South Africa). Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2018 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Source: Kosmos Energy Ltd.

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